SECURED LINE OF CREDIT LOAN AGREEMENT


                                 By and Between


                          FRANKLIN SELECT REALTY TRUST,
                                   as Borrower


                                       and


                                 BANK OF AMERICA
                     NATIONAL TRUST AND SAVINGS ASSOCIATION,
                                    as Lender




                          Dated as of December 10, 1996




                         LINE OF CREDIT LOAN AGREEMENT


                                   (Secured)


            This Line of Credit Loan Agreement (the "Agreement") dated as of December 10, 1996, is between BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank") and FRANKLIN SELECT REALTY TRUST, a California corporation (the "Borrower").

            WHEREAS, Bank has agreed to provide a line of credit to Borrower on the terms and conditions set forth herein. Subject to the terms and conditions of this Agreement, the line of credit is to be revolving and is to be secured by collateral.

            NOW, THEREFORE, in consideration for the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.    DEFINITIONS

     1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined; other terms are defined elsewhere in this Agreement):

          "ACCOUNTANTS" means Coopers & Lybrand LLP, or any other "big six" accounting firm or other firm of certified public accountants of national standing selected by Borrower and acceptable to the Bank.

          "AFFILIATE" means, as to any Person, (a) any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person; or (b) any Person five percent (5%) or more of the equity interest of which is held beneficially or of record by such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, partnership or membership interests, by contract, by family relationship or otherwise.

          "APPRAISAL" means a written appraisal of the market value of a Real Property in its condition existing as of the date of such appraisal prepared by an independent MAI appraiser acceptable to the Bank in its sole discretion (which may be the Bank's in-house appraisal department), subject to the Bank's customary independent appraisal requirements and prepared in compliance with all Requirements of Law applicable to the Bank, including FIRREA.

          "APPRAISED VALUE" means, as to any Real Property, the market value of such Real Property as reflected in the then most recent Appraisal of such Real Property, as the same may have been adjusted by the Bank based upon its internal review of such Appraisal.

          "BANKING DAY" has the meaning given to such term in the Note.

          "CLOSING DATE" means the date on which all conditions precedent to the Bank's obligations set forth in Section 6 shall have been satisfied as determined by the Bank in its sole distinction.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL" means, collectively, the Real Property, the Personal Property and any other real or personal property in or upon which a Lien is granted in favor of the Bank, or as to which an assignment for security purposes is made in favor of the Bank, under this Agreement, the Deeds of Trust or any other Loan Document.

          "COMMITMENT" means the Bank's agreement to make advances to the Borrower under the Loan in accordance with the terms and conditions of this Agreement in an aggregate outstanding amount not to exceed the Commitment Amount.

          "COMMITMENT AMOUNT" means Twenty-Five Million Dollars ($25,000,000).

          "COMPLIANCE CERTIFICATE" means a certificate in the form of EXHIBIT C to this Agreement duly completed and executed by a Responsible Officer in accordance with this Agreement.

          "CONTRACTUAL OBLIGATION," as applied to any Person, means any provision of any securities issued by that Person or any indenture, mortgage, deed of trust, lease, contract, undertaking, document or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

          "DEBT SERVICE" means, for any period, Interest Expense for such period PLUS all regularly scheduled principal payments due and payable during such period on all of the Borrower's Indebtedness.

          "DEEDS OF TRUST" means, collectively, the Deeds of Trust with Assignments of Rents, Security Agreements and Fixture Filings executed, acknowledged and delivered by the Borrower in favor of the Bank pursuant to this Agreement and encumbering the Real Property.

          "EBITDA" means, for any period, (a) the sum of (i) net income, (ii) depreciation and amortization expense as shown on the Borrower's financial statements, (iii) Interest Expense, (iv) taxes imposed by any jurisdiction upon the Borrower's net income, (v) losses on sales of assets and other non-recurring expenses, LESS (b) (i) interest income, (ii) dividend income, and (iii) gains on sales of assets and other non-recurring income, all as determined on a consolidated basis for the Borrower in accordance with GAAP.

          "EVENT OF DEFAULT" means those events so designated in Section 11 of this Agreement.

          "EXCESS  BORROWING  CONDITION"  has the meaning  given to such term in
     Section 2.5 of this Agreement.

          "EXTENSION OPTION" means the Borrower's right to extend the Maturity Date in accordance with the provisions of Section 8.1 of this Agreement.

          "FAIRWAY CENTER PROPERTY" means that certain improved real property owned by the Borrower, commonly known as 1800 East Imperial Highway, Brea, California, and more particularly described in EXHIBIT A to this Agreement.

          "FIRREA"  means  the  Financial  Institutions  Recovery,   Reform  and
     Enforcement Act of 1989, as amended from time to time.

          "FUNDS FROM OPERATIONS" means, for any period, the Borrower's net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, PLUS depreciation and amortization expense, and after adjustments for unconsolidated partnerships and joint ventures, if any. (Adjustments for unconsolidated partnerships and joint ventures shall be calculated to reflect funds from operations on the same basis.)

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "GOVERNMENTAL AUTHORITY" means any federal, state or local governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, court, administrative tribunal or public utility.

          "GUARANTEED OBLIGATIONS" means, as applied to any Person, any Indebtedness or other Contractual Obligation or liability, contingent or otherwise, of another Person in respect of which that Person is liable, including, without limitation, any such indebtedness, obligation or liability directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made, discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including in respect of any partnership in which that Person is a general partner, Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.

          "HAZARDOUS MATERIALS" means (a) any chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste" or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, without limitation, Hazardous Materials Laws; (b) any oil, petroleum, petroleum derived substance or petroleum products; any flammable substances or explosives; any radioactive materials; any hazardous wastes or substances; any toxic wastes or substances or any other similar materials or pollutants; (c) asbestos, urea formaldehyde or polychlorinated biphenyls; and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which poses a hazard to the health and safety of the owners, occupants or any other Persons occupying affected property or any property abutting any affected property.

          "HAZARDOUS  MATERIALS  LAWS"  means  all  federal,   state  and  local
     statutes, ordinances, rules and regulations relating to environmental matters, including, without limitation, those relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery, compensation, losses or injuries resulting from the release of Hazardous Materials and to the generation, use, storage, transportation or disposal of Hazardous Materials, in any manner applicable to Borrowers or any of the Properties, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (49 U.S.C. ss. 9601 ET SEQ.), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 ET SEQ.), the Clean Air Act (42 U.S.C. ss. 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C. ss. 651 ET SEQ.), and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. ss. 11001 ET SEQ.), each as amended or supplemented, and any analogous future or present local, state and federal statutes, ordinances, rules and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

          "IMPUTED LOAN MAXIMUM AMOUNT" means the principal amount of the loan for which the ratio of the Net Operating Income from all Real Property for the twelve (12) month period immediately preceding the Closing Date or any other date for which the Bank shall make such determination to Annual Debt Service would be equal to 1.35:1, where (a) the per annum interest rate on such loan were equal to the greater of (i) nine percent (9%) per annum, or
     (ii) two and fifty one-hundredths percent (2.50%) per annum, plus the interest rate as of or about the Closing Date or any other date for which the Bank shall make such determination on U.S. Treasury securities having a maturity of ten (10) years, as determined by the Bank in its sole discretion; (b) such loan provided for monthly principal and interest payments based upon an amortization of the principal amount thereof over a twenty-five (25) year period, with interest thereon at the interest rate specified in the foregoing clause (a); and (c) "Annual Debt Service" means the principal and interest payments required under such loan for a twelve
     (12) month period. The determination of the Imputed Loan Maximum Amount shall be made by the Bank in its sole discretion as of the Closing Date, as of each of the dates provided for in Section 9.4(f) below and upon the occurrence of a Reappraisal Event (as defined below).

          "INDEBTEDNESS", as applied to any Person means (a) all indebtedness, obligations or other liabilities for borrowed money, (b) all indebtedness, obligations or other liabilities evidenced by notes, bonds, debentures or other similar instruments, (c) all reimbursement obligations and other liabilities with respect to letters of credit, banker's acceptances, surety bonds or similar instruments issued for such Person's account, (d) all obligations to pay the deferred purchase price of property or services, (e) all obligations in respect of capital leases, (f) all Guaranteed Obligations, and (g) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of, such Person (including, without limitation, the principal amount of any assessment or similar indebtedness encumbering any asset).

          "INTEREST EXPENSE" means, for any period, total interest expense of the Borrower calculated in accordance with GAAP.

          "LEASE" means any lease, rental agreement, occupancy agreement or other agreement pursuant to which any Person is provided with a right to occupy or possess all or any portion of a Real Property.

          "LEVERAGE" means, at any time, the ratio of (a) Total Liabilities as of such date, to (b) Total Capital as of such date.

          "LIBOR SPREAD" means, with respect to any amount outstanding under the Loan which bears interest at a rate based upon LIBOR, (a) if the ratio of the Commitment Amount to the aggregate Appraised Value of the Real Property as of the Closing Date shall exceed fifty percent (50%), 1.90%, and (b) if the ratio of the Commitment Amount to the aggregate Appraised Value of the Real Property as of the Closing Date shall be equal to or less than fifty percent (50%), 1.75%.

          "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or document having similar effect (other than a financing statement filed by a "true" lessor pursuant to Section 9408 of the Uniform Commercial Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

          "LOAN" means the secured revolving credit facility and, if the Borrower exercises the Term Out Option in accordance with this Agreement, term loan in the Commitment Amount which the Bank has agreed to provide to the Borrower pursuant to this Agreement.

          "LOAN AVAILABILITY" means, at any time, (a) the lowest of (i) the Commitment Amount, (ii) the Real Property Collateral Value, and (iii) the Imputed Loan Maximum Amount, less (b) the sum of any Termed Loan Amounts.

          "MAJOR LEASE" means any Lease covering twenty-five percent (25%) or more of the net rentable area of the improvements included in any Real Property.

          "MATERIAL ADVERSE EFFECT" means, with respect to a Person, a material adverse effect upon the condition (financial or otherwise), operations, performance or properties of such Person. The phrase "has a Material Adverse Effect" or "will result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "has resulted, or will or could reasonably be anticipated to result, in a Material Adverse Effect", and the phrase "has no (or does not have a) Material Adverse Effect" or "will not result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "does not or will not or could not reasonably be anticipated to result in a Material Adverse Effect".

          "MATURITY DATE" means December 1, 1998, as the same may be extended in accordance with this Agreement.

          "MINORITY INTEREST" means the interests held by other Persons and shown as minority interest on the Borrower's financial statements prepared in accordance with GAAP.

          "NDA AGREEMENTS" means the Non-Disturbance and Attornment Agreements to be executed by the tenants under the Required Leases as a condition to the Bank's obligations, as provided in this Agreement.

          "NET OPERATING INCOME" means, for any Real Property at any time, the actual cash-basis net operating income of such Real Property for the period in question, determined on a basis consistent with the operating statements provided by the Borrower to the Bank prior to the Closing Date, LESS an amount equal to three percent (3%) of gross rental revenue for such period for capital expense.

          "NORTHPORT PROPERTY" means the improved real property owned by the Borrower, commonly known as 4545 Cushing Road, 45635 Northport Loop East and 45865 Northport Loop East, Fremont, California, and more particularly described in EXHIBIT A attached hereto.

          "NOTE" means the Promissory Note (Secured by Deeds of Trust) executed and delivered by the Borrower to the Bank pursuant to this Agreement.

          "PERSON" means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any Governmental Authority.

          "PERSONAL   PROPERTY"  means  any  tangible  and  intangible  personal property of the Borrower in which the Bank shall be granted a Lien pursuant to the Deeds of Trust or any of the other Loan Documents.

          "POTENTIAL DEFAULT" means an event or condition which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default if that event or condition were not cured within any applicable cure period.

          "REAL PROPERTY" means, collectively, the Fairway Center Property, the Northport Property and the Shores Property, all of which, if accepted by the Bank in its sole discretion, shall be subject to the Lien of a Deed of Trust granted by Borrower in favor of the Bank pursuant to this Agreement.

          "REAL PROPERTY COLLATERAL VALUE" means an amount equal to sixty percent (60%) multiplied by the aggregate Appraised Value of all Real Property as of the Closing Date or any other date for which the Bank shall make such determination.

          "REQUIRED LEASES" means each Lease for which the Bank shall require the tenant thereunder to execute an NDA Agreement as a condition to the Bank's obligations as provided in this Agreement, which Leases are listed on EXHIBIT D hereto.

          "REQUIREMENTS OF LAW" mean, as any Person, all statutes, ordinances, rules and regulations of any Governmental Authority applicable to such Person or its property; any development agreement, subdivision agreement, improvement agreement, loan agreement, indenture or other agreement or undertaking with a Governmental Authority to which such Person is a party or otherwise binding upon such Person; and the provisions of any license, permit or approval issued by a Governmental Authority and applicable to such Person or its properties.

          "RESPONSIBLE OFFICER" means (a) the chief executive officer or the president of the Borrower; (b) with respect to compliance with financial covenants, the chief financial officer of the Borrower; or (c) any other officer of the Borrower approved as a "Responsible Officer" by the Bank.

          "SHORES PROPERTY" means the improved real property owned by the Borrower, commonly known as 1 and 3 Twin Dolphin Drive and 100 Marine World Parkway, Redwood City, California, and more particularly described in EXHIBIT A attached hereto.

          "TANGIBLE NET WORTH" means, at any time, shareholders' equity, as shown on the Borrower's financial statements prepared in accordance with GAAP, MINUS intangible assets.

          "TERM OUT OPTION" means the Borrower's right to convert all or a portion or portions of the line of credit into a term loan in accordance with the provisions of Section 8.2 of this Agreement.

          "TERMED LOAN AMOUNT" means each portion of the Loan for which the Borrower shall exercise the Term Out Option in accordance with the provisions of Section 8.2 of this Agreement.

          "TOTAL ASSETS" means, at any time, the book value (net of any applicable reserves) of all tangible assets of the Borrower as shown on its most recent quarterly financial statements prepared in accordance with GAAP.

          "TOTAL CAPITAL" means, at any time, an amount equal to the sum of (a) Total Liabilities as of such date, PLUS (b) Tangible Net Worth as of such date, PLUS (c) Minority Interest as of such date.

          "TOTAL LIABILITIES" means (a) all liabilities of the Borrower shown on the balance sheet of the Borrower prepared in accordance with GAAP, PLUS
     (b) all Guaranteed Obligations and all contingent liabilities of the Borrower that would be disclosed in accordance with GAAP.

          "UNSECURED   INDEMNITY   AGREEMENT"  means  the  Indemnity   Agreement
     (Borrower) to be executed by the Borrower in favor of the Bank pursuant to this Agreement.

          "UPREIT" means any limited partnership formed by the Borrower as general partner and other Persons to own and operate the Real Property, and to which the Borrower shall have the right to transfer title to the Real Property in accordance with the provisions of Section 8.3 of this Agreement.

     1.2 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" shall mean "to and not including." Periods of days referred to in this Agreement shall be counted in calendar days unless Banking Days are expressly prescribed.

     1.3 ACCOUNTING TERMS. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given to such terms in accordance with GAAP.

2.   LINE OF CREDIT AMOUNT AND TERMS

     2.1 LINE OF CREDIT AMOUNT.

            (a) Subject to the terms and conditions contained in this Agreement, the Bank hereby agrees to make advances under the Loan to the Borrower from time to time during the Availability Period (as defined below) in an aggregate principal amount not to exceed at any time the Loan Availability.

            (b) Except as otherwise provided in this Agreement, the Loan is a revolving line of credit. During the Availability Period, subject to the provisions of this Agreement and the other Loan Documents (as defined below), the Borrower may from time to time repay principal amounts and reborrow such principal amounts.

            (c) Each advance must be for at least One Million Dollars ($1,000,000), or for the amount of the remaining available under the line of credit, if less.

     2.2 AVAILABILITY PERIOD.

            The line of credit is available (the "Availability Period") between the Closing Date and the Maturity Date. The Bank shall have no obligation to make advances under the line of credit following the occurrence and during the continuance of an Event of Default or Potential Default.

     2.3 INTEREST RATE.

            Borrower is executing the Note in the Commitment Amount evidencing the Loan and payable to the Bank. The Note sets forth the interest rates, the payment terms and certain other terms and conditions applicable to the Loan.

     2.4 LOAN DOCUMENTS.

            The "Loan Documents" are the documents indicated below, each dated as of the date of this Agreement unless indicated otherwise. A capitalized term used in this Agreement but not defined herein has the meaning given in the other Loan Documents.

            (a)   This Agreement;

            (b)   The Note;

            (c)   The Deeds of Trust;

            (d)   State  of  California   Uniform  Commercial  Code  Financing
Statement Form UCC-1, executed by Borrower as debtor;

            (e)   Unsecured Indemnity Agreement;

            (f) NDA Agreements executed by the tenants under the Required Leases; and

            (g) Corporate Resolution to borrow certified by the Corporate Secretary of the Borrower. The Corporate Resolution shall also contain a Certificate of Incumbency for the authorized signing officers, containing their specimen signatures and certified by the Corporate Secretary.

     2.5 EXCESS BORROWING CONDITION.

            The  Borrower  agrees  not to  permit  the  outstanding  principal balance of the Loan to exceed the lowest of (i) the Commitment Amount, (ii) the Real Property Collateral Value or (iii) the Imputed Loan Maximum Amount. If at any time and for any reason the outstanding principal balance of the Loan shall exceed such amount ("Excess Borrowing Condition"), the Borrower shall cause such Excess Borrowing Condition to be eliminated not later than three (3) days following the date of written notice thereof from the Bank to the Borrower, by repaying to the Bank an amount on account of the Loan sufficient to eliminate such Excess Borrowing Condition. The failure by the Borrower to do so shall constitute an Event of Default without further notice or opportunity to cure hereunder. No further advances under the line of credit shall be permitted so long as such Excess Borrowing Condition shall continue to exist. Nothing contained in this section shall excuse the Borrower's compliance with all terms, conditions, covenants and other obligations imposed upon the Borrower under this Agreement or the other Loan Documents during the period of any Excess Borrowing Condition, nor in any manner condition or impair the Bank's rights with respect to any such breach thereof by the Borrower.

3.   FEES, EXPENSES

     3.1 FEES.

            (a) COMMITMENT FEE. The Borrower agrees to pay to the Bank a fee equal to 0.5% of the Commitment Amount, payable in advance. This fee is due on the Closing Date and shall be nonrefundable.

            (b) UNUSED COMMITMENT FEE. The Borrower agrees to pay to the Bank a fee on any difference between the Commitment Amount and the amount of credit it actually uses, determined by the weighted average Loan balance maintained during the specified period. The fee will be calculated at 0.25% per year. This fee is due quarterly in arrears and on the date of the expiration of the Availability Period.

     3.2 EXPENSES AND COSTS.

            (a) Borrower shall pay all reasonable costs and expenses incurred by Bank in connection with the making, disbursement and administration of the Loan, and in the exercise of any of Bank's rights or remedies under the Loan Documents. Such costs and expenses include title insurance, recording and escrow charges, fees for Appraisals, environmental services, legal fees and expenses of Bank's counsel and any other reasonable fees and costs for services, regardless of whether such services are furnished by Bank's employees or by independent contractors. Borrower acknowledges that the fees payable to Bank as provided above do not include amounts payable by Borrower under this Section 3.2.

            (b) The Borrower agrees to indemnify the Bank from and hold it harmless against any transfer taxes, documentary and mortgage taxes, assessments or charges imposed by any governmental authority by reason of the execution, delivery and performance of the Loan Documents, the Loan and security therefor. Borrower's obligations under this Section 3.2 shall survive payment of the Loan and assignment of any rights hereunder.

4.   REAL PROPERTY VALUE

     4.1 ACCEPTANCE, DETERMINATIONS.

            (a) The decision of whether or not the Bank will accept any Real Property as Collateral shall be made by the Bank in its sole discretion. The Borrower shall have the right from time to time to propose additional real property as collateral for the Loan. The decision of whether to accept such additional real property, and, if the Bank decides to accept such additional real property, the terms and conditions of the Bank's acceptance, shall be made by the Bank in its sole discretion.

            (b) All other determinations to be made with respect to the Real Property, including, without limitation, the determinations of the Real Property Collateral Value, the Imputed Loan Maximum Amount, the Appraised Values and the LIBOR Spread, shall be made by the Bank in its sole discretion. Without limiting the foregoing, the Real Property Collateral Value as of the Closing Date or any other date shall be established on the basis of the Appraised Value of the Real Property as of such date, as determined by the Bank in its sole discretion.

     4.2 ADDITIONAL VALUE DETERMINATIONS.

            (a) In addition to the Bank's determination of the Appraised Value of the Real Property as of the Closing Date as provided above, the Bank shall have the right to redetermine the Appraised Value of the Real Property on the basis of new Appraisals of the Real Property or any portion thereof obtained by the Bank under each of the following circumstances: (i) upon any exercise by Borrower of the Term Out Option, if the value date used in any of the most recent Appraisals of the Real Property is more than twelve (12) months prior to such date; (ii) upon the Borrower's exercise of the Extension Option, if the value date used in any of the most recent Appraisals of the Real Property is more than twelve (12) months prior to such date; (iii) if necessary in order to enable the Bank to comply with any Requirements of Law applicable to the Bank, including, without limitation, FIRREA; or (iv) upon the occurrence of a Reappraisal Event (as defined below), provided that in such event, the Bank shall have the right to obtain new Appraisals only on
(A) the Real Property subject to the Reappraisal Event, and (B) any other Real Property if the value date used in the most recent Appraisal of such Real Property is more than twelve (12) months prior to the date the Bank receives written notice of the Reappraisal Event.

            (b)   Subject  to   subparagraph   (c)  below,   upon  the  Bank's
redetermination of the Appraised Value of the Real Property under subparagraph (a) above, the Loan Availability shall be adjusted, if necessary, on the basis of the resulting Real Property Collateral Value. If any change in the Real Property Collateral Value shall cause the occurrence of an Excess Borrowing Condition, the Borrower shall cause such excess Borrowing Condition to be eliminated as provided in Section 2.5 above.

            (c)   Upon the  occurrence of a Reappraisal  Event with respect to any Real Property, if the Bank shall require that the Appraised Value of such Real Property and/or any other Real Property be redetermined under subparagraph (a) above, and if the Bank shall be prevented from causing such Appraised Value to be redetermined within forty-five (45) days following the Bank's notice thereof to the Borrower through no fault of the Bank, then effective as of the expiration of such 45-day period and until the date on which such Appraised Value shall have been redetermined by the Bank in its sole discretion, (i) for purposes of the Real Property Collateral Value, the Real Property subject to the Reappraisal Event shall have an Appraised Value of zero, and (ii) for purposes of the Imputed Loan Maximum Amount, the Net Operating Income from the Real Property subject to the Reappraisal Event shall not be included. The Bank shall redetermine the Real Property Collateral Value and the Imputed Loan Maximum Amount as of the date of such notice by the Bank to the Borrower, and the Loan Availability shall be adjusted, if necessary, to account for any change in the Real Property Collateral Value and/or the Imputed Loan Maximum Amount. The Borrower shall continue to have the right to request advances under the Loan following a Reappraisal Event, subject to the adjusted Loan Availability. If any change in the Real Property Collateral Value and/or Imputed Loan Maximum Amount shall cause the occurrence of an Excess Borrowing Condition, the Borrower shall cause such Excess Borrowing Condition to be eliminated as provided in
Section 2.5 above. Upon the Bank's redetermination of the Appraised Value of the Real Property subject to the Reappraisal Event and, if applicable, other Real Property under subparagraph (a) above, the Bank shall also redetermine the Real Property Collateral Value by using the new Appraised Value, and the Imputed Loan Maximum Amount by including the Net Operating Income from the Real Property subject to the Reappraisal Event. The Loan Availability shall then be adjusted again, if necessary, and the Borrower shall be entitled to request advances under the Loan, subject to the adjusted Loan Availability.

            (d) Upon the occurrence of a Reappraisal Event, the Borrower may propose to provide the Bank with other real property or other collateral ("Replacement Collateral") for the Loan in replacement of the Real Property subject to such Reappraisal Event. Any such Replacement Collateral shall be acceptable to the Bank in its sole discretion, and the Bank's acceptance thereof shall be subject to a satisfactory Appraisal and such other conditions as the Bank may require, including, without limitation, that the Bank receive a first priority Lien on such Replacement Collateral as security for the Loan.

            (e) For the purposes of this Agreement, "Reappraisal Event" shall mean the occurrence of any one of the following events or circumstances with respect to any Real Property: (i) a major casualty or a taking in condemnation or under threat of condemnation; (ii) a tenant under a Major Lease shall become insolvent or shall otherwise default under its Lease; or
(iii) the discovery of Hazardous Materials in, on, under or about the Real Property or the soils or groundwaters thereof, and the Bank's determination, in its sole discretion, that the costs of investigation, characterization, remediation and/or monitoring of such Hazardous Materials in compliance with Hazardous Materials Laws would equal or exceed twenty-five percent (25%) of the then-current Appraised Value of such Real Property.

5.   DISBURSEMENTS, PAYMENTS, COSTS

     5.1 REQUESTS FOR CREDIT.

            (a) BORROWING NOTICE. Each request by the Borrower for an advance under the line of credit shall be made by irrevocable written notice of Borrower (including notice via facsimile confirmed by a mailed copy) pursuant to a Borrowing Notice in the form attached hereto as EXHIBIT B as follows:

                  (i)   Each  Borrowing  Notice shall contain a  certification
      from a Responsible Officer or an authorized representative of the Borrower that (A) no Event of Default or Potential Default, after giving effect to the requested borrowing, will exist, (B) the aggregate outstanding balance of the line of credit after giving effect to the requested borrowing will not exceed the Loan Availability, and (C) the proceeds from the requested borrowing will be used only for purposes permitted under the Agreement. The truth and accuracy of the certification made in the Borrowing Notice shall be a condition precedent to Bank's obligation to make to the Borrower the advance requested thereunder.

                  (ii) Each Borrowing Notice shall be submitted to and received by Bank prior to 9:00 a.m. (California time) on the Banking Day specified as the borrowing date.

                  (iii) The Borrower hereby authorizes the Responsible Officers whose names and specimen signatures are set forth below to execute and deliver to the Bank Borrowing Notices in accordance with this Agreement:

      Responsible Officers
      AUTHORIZED REPRESENTATIVES          SPECIMEN SIGNATURES


      David P. Goss                       _____________________________


      Mark A. TenBoer                     _____________________________


            (b) ADDITIONAL CONDITIONS TO DISBURSEMENT. Each advance by the Bank under the line of credit, including the first one, shall be conditioned upon the Bank's receipt of such additional documents and information as the Bank may require, in form and content satisfactory to Bank.

     5.2 DISBURSEMENT AND PAYMENT RECORDS.

            Each disbursement by the Bank and each payment by the Borrower will be evidenced by records kept by the Bank.

     5.3 AUTHORIZATION.

            (a) The Bank may honor telefax or mailed instructions for advances or repayments (or for the designation of any optional interest rates that may be permitted by the Note) given by any one of the individuals authorized to sign Loan Documents on behalf of the Borrower, or any other individual designated by any one of such authorized signers.

            (b) Advances will be deposited in and repayments will be withdrawn from the Borrower's account number 14220-01705 ("Account"), or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower.

            (c) The Borrower indemnifies and releases the Bank (including its officers, employees, and agents) from all liability, loss, costs, claims and damages in connection with any act resulting from any instructions Bank reasonably believes are made by any individual authorized by the Borrower to give such instructions. This indemnity and release shall survive this Agreement's termination.

     5.4 DIRECT DEBIT TO LINE OF CREDIT.

            (a) The Borrower agrees that the Bank may create advances under the line of credit to pay interest and any fees that are due under the Loan Documents.

            (b) The Bank will create such advances on the dates the payments become due. If a due date does not fall on a Banking Day, the Bank will create the advance on the first Banking Day following the due date.

            (c) If the creation of an advance under the line of credit causes an Excess Borrowing Condition, the Borrower shall immediately cause the Excess Borrowing Condition to be eliminated.

     5.5 PAYMENTS.

            Borrower hereby authorizes and requests Bank to use Loan funds to pay Loan fees owing to Bank, interest on the Loan, legal fees and expenses of Bank's attorneys which are payable by Borrower, and such other sums as may be owing from time to time by notice to or authorization by Borrower. Bank at its option may make any such payment on Borrower's behalf by debiting the Loan itself. Alternatively, Bank may disburse all or part of the payment amount into the Account, and then may either debit the Account or invoice Borrower in the amount of the payment. In the event such disbursement under the line of credit causes an Excess Borrowing Condition, the Borrower shall immediately cause the Excess Borrowing Condition to be eliminated.

     5.6 BANKING DAYS.

            All payments and disbursements which would be due on a day which is not a Banking Day will be due on the next Banking Day. All payments received on a day which is not a Banking Day will be applied to the Loan on the next Banking Day.

6.   CONDITIONS

            The Bank's obligations under this Agreement are subject to the Bank's receipt, on or before December 15, 1996, of the following items, in form and content acceptable to the Bank in its sole discretion, and the satisfaction as of such date, of the following additional conditions precedent:

     6.1 AUTHORIZATIONS.

            The  Bank  shall  have  received   evidence  that  the  execution,
delivery and performance by the Borrower of the Loan Documents have been duly authorized.

     6.2 GOVERNING DOCUMENTS; GOOD STANDING CERTIFICATES.ERTIFICATES

            The Bank shall have received a copy of the Borrower's articles of incorporation, together with a certificate of good standing for the Borrower from the state where formed and from any other state in which the Borrower is required to qualify to conduct its business.

     6.3 LOAN DOCUMENTS.

            The Bank shall have received duly executed Loan Documents.

     6.4 EVIDENCE OF PRIORITY; TITLE INSURANCE.

            (a) The Bank shall have received evidence that the Liens in favor of the Bank under the Loan Documents are valid, enforceable, and prior to all others' rights and interests, except those the Bank consents to in writing, including those shown in the Title Policies (as defined below).

            (b) The Bank shall have received 1970 ALTA extended coverage lender's title insurance policies in form and issued by a title company satisfactory to Bank in the Commitment Amount ("Title Policies"), showing Borrower as the owner of the fee estate in and to the Real Property, and insuring the Bank that the Deeds of Trust constitute first priority Liens on the Real Property, subject to no exceptions except as otherwise approved by Bank in writing, with such endorsements as may be required by Bank; and

            (c) The Bank shall have received an ALTA survey of the Real Property meeting Bank's customary requirements.

     6.5 INSURANCE.

            The Bank shall have received evidence of insurance coverage required by the Loan Documents.

     6.6 ENVIRONMENTAL QUESTIONNAIRE.

            The Bank shall have received a completed Bank form Environmental Questionnaire and Disclosure Statement, together with an environmental site assessment of the Real Property, acceptable to Bank, concerning any potential toxic or hazardous conditions.

     6.7 APPRAISAL.

            The Bank shall have completed Appraisals of the Real Property, which Appraisals shall be satisfactory in all respects to Bank.

     6.8 PAYMENT OF FEES.

            The Bank shall have received payment of all accrued and unpaid fees and expenses payable to the Bank as provided for by the Loan Documents.

     6.9 ENGINEERING.

            The  Bank  shall  have  received  structural  reports  on all Real
Property.

     6.10 CREDIT.

            The Bank shall have satisfactorily completed its credit approval process on the Borrower.

     6.11 OTHER ITEMS.

            The Bank shall have received any other documents and other items Bank may reasonably require as conditions precedent to this Agreement.

     6.12 NO DEFAULT.

            No Event of Default or Potential Default shall exist.

     6.13 MATERIAL ADVERSE CHANGES.

            No change in the Borrower or any Real Property shall have occurred which has a Material Adverse Effect, as determined by the Bank.

     6.14 REPRESENTATIONS AND WARRANTIES.

            All representations and warranties of the Borrower contained in this Agreement or the other Loan Documents shall be true and correct.

     6.15 LEASES.

            The Bank shall have reviewed and approved all Leases.

7.   REPRESENTATIONS AND WARRANTIES

      When the Borrower signs this Agreement, and until all indebtedness and obligations of the Borrower under the Loan Documents shall be fully satisfied, the Borrower makes the following representations and warranties to the Bank. Each request by the Borrower for an advance under the line of credit constitutes a renewed representation and warranty.

     7.1 ORGANIZATION OF BORROWER; GOOD STANDING.

            The Borrower is a corporation duly formed and validly existing under the laws of the State of California. In each state in which the Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with any fictitious name statute.

     7.2 AUTHORIZATION; ENFORCEABLE AGREEMENT.

            This Agreement and the other Loan Documents are within the Borrower's powers, have been duly authorized, and do not conflict with any of its organizational documents. The Loan Documents do not conflict with any law, agreement, or obligation by which the Borrower is bound. This Agreement is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or document required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable, subject in each case to bankruptcy, insolvency, reorganization, arrangement, moratorium and other loans of general applicability relating to or affecting creditor's rights and to general principles of equity.

     7.3 FINANCIAL INFORMATION.

            (a) The Form 10-Q Quarterly Report filed by the Borrower with the Securities and Exchange Commission for the period ending September 30, 1996, and the Form 8-K Current Report filed by the Borrower with the Securities and Exchange Commission for the period ending October 31, 1996, copies of which have been delivered by the Borrower to the Bank, and all other financial statements and data submitted in writing by the Borrower to the Bank in connection with the Borrower's request for the Loan, are true, correct and complete, and all such financial information presents fairly the financial condition of the Borrower as of the date thereof and the results of the operations of the Borrower for the period covered thereby, and has been prepared in accordance with GAAP on a basis consistently applied. The Borrower has no knowledge of any material liabilities, contingent or otherwise, at said date not reflected in said financial information and the Borrower has not entered into any material commitments or material contracts which are not reflected in said financial information which may have a Material Adverse Effect on the Borrower. Since said date there have been no material changes in the assets or liabilities or financial condition of the Borrower other than changes in the ordinary course of business, and no such changes have been materially adverse changes.

            (b) All financial and other information that has been or will be supplied to the Bank, including the financial statements of the Borrower:

                  (i) is sufficiently complete to give the Bank accurate knowledge of the subject's financial condition;

                  (ii)  is in form and content as required by the Bank;

                  (iii) is in compliance with any government regulations that apply; and

                  (iv) does not fail to state any material facts necessary to make the information contained therein not misleading.

All such information was and will be prepared in accordance with GAAP, unless otherwise noted.

     7.4 LAWSUITS.

            There is no lawsuit, arbitration, claim or other dispute pending or threatened against the Borrower which, if lost, would materially impair the Borrower's financial condition or ability to repay the Loan, except as has been previously disclosed in writing to the Bank.

     7.5 TITLE TO ASSETS.

            The Borrower has good and clear title to its assets, and the same are not subject to any Liens other than those permitted by Bank in writing, including those shown in the Title Policies.

     7.6 COLLATERAL.

            All Collateral required by this Agreement is owned by the grantor of the security interest free of any title defects or any Liens or interests of others, except as may have been permitted by the Bank in writing.

     7.7 PERMITS, FRANCHISES.

            The Borrower possesses all permits, franchises, contracts and licenses required and all trademark rights, trade name rights, and fictitious name rights necessary to enable it to conduct the business in which it is now engaged, the failure by the Borrower to possess which would have a Material Adverse Effect upon the Borrower or its business.

     7.8 INCOME TAX RETURNS.

            The Borrower has filed all tax returns and reports required to be filed and has paid all applicable federal, state and local franchise, income and property taxes which are due and payable. The Borrower has no knowledge of any pending assessments or adjustments of its income taxes or property taxes for any year, except as have been disclosed in writing to the Bank. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

     7.9 ERISA PLANS.

            (a) As used herein, (i) "ERISA" means the Employee Retirement Income Act of 1974, as amended; (ii) "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to ERISA; and (iii) "Plan" means any employee pension benefit plan maintained or contributed to by the Borrower and insured by the PBGC.

            (b) The Borrower has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability with respect to any Plan under Title IV of ERISA.

            (c) No reportable event has occurred under Section 4043(b) of ERISA for which the PBGC requires 30 day notice. No action by the Borrower to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 of ERISA. No proceeding has been commenced with respect to a Plan under Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.

     7.10 OTHER OBLIGATIONS.

            The Borrower is not in default on any material Indebtedness or Contractual Obligation of the Borrower.

     7.11 NO EVENT OF DEFAULT.

            There is no Event of Default or Potential Default under the Loan Documents.

     7.12 LOCATION OF BORROWER.

            The Borrower's place of business (or, if the Borrower has more than one place of business, its chief executive office) is located at the address listed under the Borrower's signature on this Agreement.

     7.13 STATUS AS A REIT.

            The Borrower (i) is a real estate  investment  trust as defined in
Section 856 of the Code (or any successor provision thereto), (ii) has not revoked its election to be a real estate investment trust, (iii) has not engaged in any "prohibited transactions" as defined in Section 856(b)(6)(iii) of the Code (or any successor provision thereto), and (iv) for its current "tax year" (as defined in the Code) is and for all prior tax years subsequent to its election to be a real estate investment trust has been entitled to a dividends paid deduction which meets the requirements of Section 857 of the Code.

8.   BORROWER OPTIONS

     8.1 EXTENSION OPTION.

            Provided that no Event of Default or Potential Default shall have occurred at any time prior to the Borrower's attempted exercise of such right, the Borrower shall have the right to extend ("Extension Option") the term of the Loan and the Availability Period from the Maturity Date to the date twelve (12) months following the Maturity Date ("Extended Maturity Date"), provided that each of the following conditions shall have been satisfied:

            (a) The Borrower shall provide the Bank with written notice of the Borrower's request to exercise the Extension Option not more than ninety
(90) days or less than thirty (30) days prior to the Maturity Date;

            (b) On or before the Maturity Date, the Borrower shall pay to the Bank an extension fee in immediately available funds in the amount of
 .25% of the Commitment Amount;

            (c) No Event of Default or Potential Default shall exist as of the Maturity Date;

            (d) The Borrower shall execute all documents reasonably required by the Bank in order to exercise the Extension Option, and shall deliver to the Bank, such title insurance endorsements as the Bank shall require;

            (e) There shall have occurred no change since the Closing Date, as determined by the Bank in its sole discretion, which could have a Material Adverse Effect on the Borrower or any Real Property; and

            (f) If the Bank, in its sole discretion, shall require, the Bank shall have obtained new Appraisals of the Real Property in accordance with Section 4.2(a)(ii) above, the Loan Availability shall be adjusted by reason thereof, and the outstanding principal balance of the line of credit as of the Maturity Date shall not exceed the adjusted Loan Availability.

     8.2 TERM OUT OPTION.

            (a) Provided that no Event of Default or Potential Default shall have occurred on more than one occasion at any time prior to the Borrower's attempted exercise of such right, and at any time during the initial term of the Loan, the Borrower shall have the right, exercisable on not more than three (3) occasions ("Term Out Option"), to borrow all or a portion of the amount remaining available for disbursement under the line of credit at such time as, and/or to convert all or a portion of the amount outstanding under the line of credit at such time into, a term loan on the terms and conditions hereinafter provided for. Each amount so borrowed and/or converted by the Borrower is referred to herein as a "Termed Loan Amount."

            (b) If the Borrower shall desire to exercise the Term Out Option, the Borrower shall give written notice thereof to the Bank. The Borrower shall not be entitled to exercise the Term Out Option as to a principal amount of less than Five Million Dollars ($5,000,000). The term of any Termed Loan Amount shall expire on the Banking Day selected by the Borrower in its notice of exercise of the Term Out Option, which shall be a day on or before five (5) years following the date of such notice. If the Borrower shall validly exercise the Term Out Option, and subject to the satisfaction of the conditions provided for in subparagraph (d) below, the Borrower's borrowing as, and/or conversion of, all or a portion of the Loan into a Termed Loan Amount shall become effective on the Banking Day as of which such conditions shall have been satisfied, as confirmed by the Bank to the Borrower in writing.

            (c) Each Termed Loan Amount shall bear interest at the per annum interest rates applicable to the Loan as provided in the Note. The Borrower shall pay to the Bank the principal amount of a Termed Loan Amount, and all accrued interest thereon in monthly installments of principal and interest. The principal portion of such monthly installments shall be based upon an amortization of the Termed Loan Amount over a twenty-five (25) year period, with interest thereon at a per annum rate of nine percent (9%); and the interest portion of such monthly installments shall be equal to all accrued and unpaid interest on the outstanding principal balance of the Termed Loan Amount (and not the interest portion of each installment set forth in the foregoing amortization schedule). Such monthly installments shall be payable at the times and in the manner provided for in the Note for monthly interest payments under the line of credit. Subject to the Bank's rights to accelerate the Loan as provided in the Loan Documents, each Termed Loan Amount shall mature on the date for such Termed Loan Amount provided for in subparagraph (b) above, notwithstanding the fact that the Maturity Date may occur on an earlier date. The Loan Availability, and the portion of the Loan made available to the Borrower on a revolving credit basis, shall be reduced by an amount equal to each Termed Loan Amount. If at any time, the sum of the outstanding principal amounts of the Termed Loan Amounts and the amount outstanding under the line of credit shall exceed the lowest of
(i) the Commitment Amount, (ii) the Real Property Collateral value, and (iii) the Imputed Loan Maximum Amount, such occurrence shall be an Excess Borrowing Condition, and the Borrower shall cause such Excess Borrowing Condition to be eliminated as provided in Section 2.5 above.

            (d) The Borrower's right to exercise the Term Out Option shall be subject to the satisfaction of the following conditions: (i) concurrently with the Borrower's delivery of each notice of exercise of the Term Out Option, the Borrower shall pay to the Bank a fee in immediately available funds in the amount of .50% of such Termed Loan Amount; (ii) no Event of Default or Potential Default shall exist as of the effective date of the borrowing and/or conversion of such Termed Loan Amount as provided in subparagraph (b); (iii) the Borrower shall execute all documents reasonably required by the Bank in order to exercise the Term Out Option, and shall deliver to the Bank, at the Borrower's sole cost and expense, such title insurance endorsements as the Bank shall require; (iv) there shall have occurred no change since the Closing Date, as determined by the Bank in its sole discretion, which could have a Material Adverse Effect on the Borrower or any Real Property; and (v) if the Bank, in its sole discretion, shall require, the Bank shall have obtained new Appraisals of the Real Property in accordance with Section 4.2(a)(i) above, the Loan Availability shall be adjusted by reason thereof and the outstanding principal balance of the Loan shall not exceed the lowest of (a) the Commitment Amount; (b) the Real Property Collateral Value; or (c) the Imported Loan Maximum Amount (taking into account such Termed Loan Amount).

     8.3 UPREIT TRANSFER.IT TRANSFER

            Notwithstanding anything to the contrary contained in the Loan Documents, including the Deeds of Trust, the Borrower shall have the right to transfer title to the Real Property to the UPREIT ("UPREIT Transfer"), and the Bank shall not accelerate the Maturity Date or other date for payment in full of the Loan by reason thereof, provided that each of the following conditions shall have been satisfied:

            (a) The Borrower shall provide the Bank with written notice of the Borrower's intent to make the UPREIT Transfer not less than forty-five
(45) days prior to the intended effective date thereof;

            (b)    The   Bank   shall   have   reviewed   and   approved   the
organizational documents for the UPREIT, and shall have received such certificates, authorizations and legal opinions with respect to the UPREIT as the Bank shall require;

            (c) The Borrower and the UPREIT shall execute all documents reasonably required by the Bank in connection with the UPREIT Transfer, including, without limitation, assumption agreements and guarantees, and shall deliver to the Bank, at the Borrower's sole cost and expense, such title endorsements as the Bank shall require; and

            (d) There shall have occurred no change since the Closing Date, as determined by the Bank in its sole discretion, which could have a Material Adverse Effect on the Borrower or any Real Property.

9.   COVENANTS

      The Borrower agrees that, until all indebtedness and obligations of Borrower under the Loan Documents shall be fully satisfied:

     9.1 USE OF PROCEEDS.

            The Borrower shall use the proceeds of the advances made by the Bank under the Loan primarily for the acquisition of and investment in commercial real properties, and for general working capital purposes.

     9.2 FINANCIAL INFORMATION.

            The Borrower shall provide to the Bank the following financial information and statements and such additional information as requested by the Bank from time to time:

            (a) As soon as available but not later than 90 days after the Borrower's fiscal year end, the Borrower's annual financial statements including balance sheet, income statement, statement of stockholders' equity and source and use of funds statement. These financial statements must be audited (with an unqualified opinion) by the Accountants. The statements shall be prepared on a consolidated basis in accordance with GAAP.

            (b) As soon as available but not later than 60 days after the period's end, the Borrower's quarterly financial statements, including balance sheet, income statement, statement of stockholders' equity and source and use of funds statement. These financial statements may be Borrower prepared and must be certified by a Responsible Officer. The statements shall be prepared on a consolidated basis in accordance with GAAP.

            (c) As soon as available but not later than 90 days after the Borrower's fiscal year end, cash flow statement projections for Borrower for the succeeding fiscal year, detailing expected sources and uses of cash for such fiscal year;

            (d) As soon as available but not later than 60 days after the end of each fiscal quarter, operating statements which detail operating results on a month-by-month basis for the Real Property for the twelve (12) month period ending as of the end of such quarter; rent rolls; and lease status reports for each Real Property, prepared in the Borrower's customary forms or another form required by the Bank.

            (e) Copies of the Borrower's Form 10-K Annual Report, Form 10-Q Quarterly Report, Form 8-K Current Report and all other filings by the Borrower with the Securities and Exchange Commission, within 15 days after the date of filing.

            (f)   At the  time of the  delivery  of the  financial  statements provided for in Sections 9.2(a) and (b), a Compliance Certificate executed by a Responsible Officer of the Borrower certifying (i) compliance with all of Borrower's financial covenants contained herein, including appropriate supporting schedules, (ii) that no Event of Default or Potential Default has occurred and is continuing, if any Event of Default or Potential Default has occurred and is continuing, specifying the nature and extent thereof, (iii) that the Borrower is not in default with respect to any other Indebtedness, or if the Borrower is so in default, specifying the nature and extent thereof, (iv) as to the amount and nature of any contingent liabilities to which the Borrower has become subject since the date of the last Compliance Certificate, and (v) that the outstanding principal amount of the Loan as of the date thereof does not exceed Loan Availability. Notwithstanding anything to the contrary contained herein and without limiting the Bank's other rights and remedies, if any Compliance Certificate required under this Section 9.2 is not provided on or before the due date therefor, the Borrower shall be prohibited from any further borrowing under the line of credit until such Compliance Certificate is provided.

                  (g) Such other financial and/or operating reports and other information on the Borrower or any Real Property as the Bank shall reasonably request from time to time.

     9.3 OTHER INFORMATION.

            The Borrower shall also provide to the Bank:

            (a) Promptly (and in any event within 48 hours) after the Borrower first has knowledge of (i) its failing to continue to qualify as a real estate investment trust as defined in Section 856 of the Code (or any successor provision thereof), (ii) any act by the Borrower causing its election to be taxed as a real estate investment trust to be terminated,
(iii) any  act  causing  the  Borrower  to be subject to the taxes  imposed by
Section 857(b)(6) of the Code (or any successor provision thereto), or (iv) the Borrower failing to be entitled to a dividends paid deduction which meets the requirements of Section 857 of the Code, a written notice of any such occurrence or circumstance.

            (b) Such additional information as the Bank may reasonably request from time to time.

            (c) Such information as the Bank may request regarding the Collateral as provided in Article 10 herein.

     9.4 FINANCIAL COVENANTS.

            (a)   TANGIBLE  NET  WORTH.   The  Borrower  shall  at  all  times
maintain a Tangible Net Worth equal to at least Ninety Million Dollars ($90,000,000).

            (b) EBITDA TO DEBT SERVICE. The Borrower shall at all times maintain a ratio of EBITDA to Debt Service of at least 2:1. This ratio shall be calculated in each of Borrower's fiscal years throughout the term of the Loan as follows: at the end of the first fiscal quarter, using the results of that fiscal quarter; at the end of the second fiscal quarter, using the results of the first two fiscal quarters; at the end of the third fiscal quarter, using the results of the first three fiscal quarters; and at each fiscal year end, using the results of such fiscal year.

            (c)   LEVERAGE.   The  Borrower   shall  at  all  times   maintain
Leverage of not greater than .50:1.0.

            (d)   DISTRIBUTIONS.

                  (i) Subject to subparagraph (ii) below, aggregate distributions to shareholders of the Borrower as of the end of each fiscal quarter and as of the end of each fiscal year shall not exceed ninety-eight percent (98%) of Funds From Operations for each such period. For purposes of this Section 9.4(d), the term "distributions" shall mean and include all dividends and other distributions to, and the repurchase of shares from, the holder of any equity interests in the Borrower.

                  (ii) No distributions shall be made during the continuance of any Event of Default arising out of the Borrower's failure to pay any monetary obligation when due under any Loan Document (a "Monetary Default"). In the event of any other Event of Default, Borrower shall be entitled to make the regularly scheduled distributions for the fiscal quarter in which such Event of Default shall occur, not to exceed the amount permitted under subparagraph (i) above. For the following fiscal quarter and each fiscal quarter thereafter until any such other Event of Default shall have been cured, the distributions shall not exceed the minimum amount that the Borrower must distribute to its shareholders in order to maintain compliance with Section 9.16 below; provided, however, that if any such other Event of Default shall remain uncured or shall not be waived by the Bank for more than 100 days, as of such date and continuing thereafter, the Borrower shall not be entitled to make any further distributions.

            (e) DEVELOPMENT. Unless the Borrower shall have obtained the Bank's prior written approval therefor, at no time shall Development Costs (as defined below) exceed an amount equal to ten percent (10%) of the Borrower's cost basis in the Real Property and any other real estate assets owed by the Borrower (meaning the value at which Borrower carries the Real Property and other real estate assets of Borrower on its books in accordance with GAAP, without the effect of any accumulated depreciation). For the purposes of this Agreement, "Development Costs" shall mean the aggregate of all costs and expenses incurred and/or reasonably projected by the Borrower to be incurred by the Borrower in the acquisition of unimproved real property or the development of unimproved or improved real property. For the purposes of this section, "unimproved real property" shall mean any real property other than real property improved with commercial improvements for which a certificate of occupancy or its equivalent has been issued by the applicable Governmental Authority. Without limiting the foregoing, the Borrower shall not acquire or invest in any real property, and shall not commence the construction or development of any improvements on any real property, if the Development Costs relating thereto would cause the limitation established by this section to be exceeded.

            (f) DEBT COVERAGE RATIO OF PROPERTY. The Imputed Loan Maximum Amount shall be redetermined by the Bank as of the end of each fiscal quarter on the basis of the Net Operating Income from all of the Real Property for the twelve (12) month period ending as of the end of such fiscal quarter, and the Annual Debt Service shall be calculated as of the end of each such fiscal quarter in the manner provided in the definition of "Imputed Loan Maximums Amount" provided in Section 1.1 above. Upon the Bank's redetermination of the Imputed Loan Maximum Amount as of the end of each fiscal quarter, the Loan Availability shall be adjusted, if necessary, on the basis thereof. If any such adjustment shall cause the occurrence of an Excess Borrowing Condition, the Borrower shall cause such Excess Borrowing Condition to be eliminated as provided in Section 2.5 above.

            (g) CALCULATION. Each of the foregoing ratios and financial requirements shall be calculated as of the last day of each fiscal quarter, but shall be satisfied by the Borrower at all times.

     9.5 TAXES AND OTHER LIABILITIES.

            The Borrower shall pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:

            (a) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any Material Adverse Effect on Borrower or any Real Property or the loss of any right of redemption from any sale thereunder; and

            (b)   Borrower   shall  have  set  aside  on  its  books  reserves
(segregated to the extent required by GAAP) adequate with respect thereto.

     9.6 OTHER LIENS.

            The  Borrower  shall  not  create,   assume,  or  allow  any  Lien
(including judicial Liens) on the Real Property, except:

            (a)   Deeds of trust and security agreements in favor of the Bank;

            (b)   Liens for property taxes not yet due; or

            (c)   Liens   outstanding  on  the  date  of  this  Agreement  and
previously disclosed in writing to and permitted by the Bank, including those shown in the Title Polices.

If at any time any Lien other than those referred to above shall be imposed upon or otherwise affect any Real Property without the Bank's prior written consent, the Borrower shall immediately cause such Lien to be removed, either by satisfying the same or causing an appropriate lien release bond to be recorded with respect to such Lien. If the Borrower shall fail to cause such Lien to be removed within forty-five (45) days following the date of its recordation, such failure shall constitute an Event of Default without further notice or opportunity to cure hereunder; and the Bank, in addition to its other rights and remedies by reason thereof under the Loan Documents, shall have the right to advance its own funds in payment of such Lien, and the amount of such advance, together with interest thereon at the Default Rate provided for in the Note shall be immediately due and payable and shall be secured by the Liens granted in favor of Bank under the Loan Documents.

     9.7 NOTICES TO BANK.

            The Borrower shall promptly notify the Bank in writing of:

            (a) any Event of Default hereunder or any event which would become an Event of Default hereunder upon the giving of notice, the lapse of time, or both;

            (b) any lawsuit or arbitration over Two Hundred Fifty Thousand Dollars ($250,000) against the Borrower;

            (c)   any  significant   dispute  between  the  Borrower  and  any
Governmental Authority which may have a Material Adverse Effect upon the Borrower;

            (d) any event, circumstance or condition which may have a Material Adverse Effect on the Borrower; and

            (e) any change in the Borrower's name or trade name, legal structure, or place of business, (or chief executive office if the Borrower has more than one place of business).

     9.8 AUDITS; BOOKS AND RECORDS.

            The Borrower shall maintain adequate books and records and to allow the Bank and its agents to inspect the Borrower's properties and examine, audit and make copies of books and records at any reasonable time. If any of the Borrower's properties, books or records are in the possession of a third party, the Borrower hereby authorizes that third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank's requests for information concerning such properties, books and records.

     9.9 COMPLIANCE WITH LAWS.

            The Borrower shall comply with all Requirements of Law (including any fictitious name statute), applicable to the Borrower's business.

     9.10 PRESERVATION OF RIGHTS.

            The Borrower shall maintain and preserve in all material respects all rights, privileges, and franchises the Borrower now has.

     9.11 MAINTENANCE OF PROPERTIES.

            The Borrower shall make repairs, renewals, or replacements to keep the Borrower's properties in good working condition.

     9.12 INSURANCE.

            The Borrower shall maintain the following insurance:

            (a) LIABILITY INSURANCE. Commercial general liability coverage in a limit of not less than $5,000,000 for a single occurrence. This policy shall name Bank as an additional insured. Coverage shall be written on an occurrence basis, not claims made.

            (b) PROPERTY DAMAGE INSURANCE. All risk property damage insurance in nonreporting form on the Real Property, with a policy limit in an amount not less than the full insurable value of the Real Property on a replacement cost basis, including tenant improvements, if any. The policy shall include a business interruption (or rent loss, if more appropriate) endorsement in the amount of twelve months' principal and interest payments, taxes and insurance premiums, a lender's loss payable endorsement (438 BFU or its equivalent) in favor of Bank, and any other endorsements reasonably required by Bank.

            (c) OTHER INSURANCE. Such additional insurance that Bank in its reasonable judgment may from time to time require, against insurable hazards which at the time are commonly insured against in the case of property similarly situated. Such additional insurance may include flood insurance as required by federal law, but shall not include earthquake insurance. At Bank's request, Borrower shall supply Bank with an original or underlyer of any policy.

            (d) INSURANCE COMPANIES. All policies of insurance required under the Loan Documents shall be issued by companies having a minimum A.M. Best's rating of A:IX. The limits, coverage, forms, deductibles, inception and expiration dates and cancellation provisions of all such policies shall be acceptable to Bank. In addition, each required property insurance policy shall provide that all proceeds be payable to Bank to the extent of its interest. An approval by Bank is not, and shall not be deemed to be, a representation of the solvency of any insurer or the sufficiency of any amount of insurance.

            (e) REQUIREMENTS. Each policy of insurance required under the Loan Documents shall provide that it may not be modified or canceled without at least thirty (30) days' prior written notice to Bank. When any required insurance policy expires, Borrower shall furnish Bank with proof acceptable to Bank that the policy has been reinstated or a new policy issued, continuing in force the insurance covered by the policy which expired. Borrower shall also furnish Bank with evidence satisfactory to Bank that all premiums for such policy have been paid at the time of renewal or issuance. If Bank fails to receive such proof and evidence, Bank shall have the right, but not the obligation, to obtain current coverage and advance funds to pay the premiums for it. Borrower shall repay Bank immediately on demand for any advance for such premiums, which shall be considered to be an additional loan to Borrower bearing interest at the Reference-Based Rate, as defined in the Note, and secured by the Deed of Trust and any other Collateral held by Bank in connection with the Loan.

            Upon the request of the Bank, Borrower shall deliver to the Bank a copy of each insurance policy, or, if permitted by the Bank, a certificate of insurance listing all insurance in force.

     9.13 ERISA PLANS.

            The Borrower shall give prompt written notice to the Bank of the occurrence of any reportable event under Section 4043(b) of ERISA for which the PBGC requires 30 day notice; any action by the Borrower to terminate or withdraw from a Plan or the filing of any notice of intent to terminate under
Section 4041 of ERISA; any notice of noncompliance made with respect to a Plan under Section 4041(b) of ERISA; or the commencement of any proceeding with respect to a Plan under Section 4042 of ERISA.

     9.14 ADDITIONAL NEGATIVE COVENANTS.

            The Borrower shall not, without the Bank's written consent:

            (a)   liquidate or dissolve the Borrower's business;

            (b) enter into any consolidation, merger, pool, syndicate, or other combination where the Borrower is not the surviving Person;

            (c) (i) master lease all or a substantial part of the Borrower's business or assets, or (ii) dispose of all or a substantial part of the Borrower's business or assets, if any such master lease or disposition would have a Material Adverse Effect on Borrower;

            (d) acquire or purchase a business or its assets other business or assets of the kind permitted under Section 9.17 of this Agreement;

            (e) sell or otherwise dispose of any assets for less than fair market value, or enter into any sale and leaseback agreement covering any of its fixed or capital assets;

            (f)   suspend its business activity for more than two days;

            (g) use any proceeds of the Loan, directly or indirectly, to purchase or carry, or reduce or retire any loan incurred to purchase or carry any "Margin Stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock; or

            (h) amend its articles of incorporation, by-laws or other organizational documents.

     9.15 PERFECTION OF LIENS; COOPERATION.

            The Borrower shall assist the Bank in perfecting and protecting its Liens in the Real Property and other Collateral, and shall reimburse it for reasonable costs it incurs to protect such Liens; and shall take any action reasonably requested by the Bank to carry out the intent of the Loan Documents.

     9.16 CONTINUED STATUS AS A REIT; PROHIBITED TRANSACTIONS.

            The Borrower (i) shall continue to be a real estate investment trust as defined in Section 856 of the Code (or any successor provision thereto), (ii) shall not revoke its election to be a real estate investment trust, (iii) shall not engage in any "prohibited transactions" as defined in
Section  856(b)(6)(iii) of the Code (or any successor provision thereto),  and
(iv) shall continue to be entitled to a dividend paid deduction meeting the requirements of Section 857 of the Code.

     9.17 CONDUCT OF BUSINESS.

            The Borrower shall engage primarily in the business of the acquisition of or investment in commercial real properties, and other business activities of the Borrower reasonably incidental to business activities otherwise permitted under this section.

     9.18 MANAGEMENT OF BORROWER.

            The Borrower's business affairs and activities are managed by Franklin Properties, Inc. pursuant to an Advisory Agreement dated March 1, 1989 as amended October 1, 1994. The Borrower shall not amend, modify, terminate or surrender such Advisory Agreement, release Franklin Properties, Inc. from any of its obligations thereunder or enter into any other agreement with any other Person for the management of the Borrower's business affairs or activities, without the Bank's prior written consent.

10.   COLLATERAL

     10.1 REAL PROPERTY.

            (a) Without notice to or the consent of Borrower, Bank may disclose to any title insurance company which insures any interest of Bank under a Deed of Trust (whether as primary insurer, coinsurer or reinsurer) any information, data or material in Bank's possession relating to Borrower, the Loan, or the Real Property.

            (b)   The Bank may require  Appraisals or  inspections of the Real
Property, as required elsewhere in this Agreement or as separately communicated to the Borrower. The Bank assumes no liability for the accuracy of any Appraisal or inspection and makes no warranty of any kind about the condition or value of the Real Property.

            (c) Borrower agrees that it shall not make any Accelerating Transfer (as defined in the Deed of Trust) except as otherwise permitted in this Agreement, unless the transfer is preceded by Bank's express written consent to the particular transaction and transferee. Bank may withhold such consent in its sole discretion. If any Accelerating Transfer occurs, Bank in its sole discretion may declare all of the obligations under the Loan Documents to be immediately due and payable, and Bank may invoke any rights and remedies provided by the Deed of Trust, this Agreement and the other Loan Documents.

     10.2 PERSONAL PROPERTY.

            (a) The Borrower's obligations to the Bank under the Loan Documents will be secured by personal property the Borrower now owns or will own in the future, as may be included in a Deed of Trust or other instrument securing the Loan. This Collateral is further defined in security agreement(s) executed by the Borrower either as separate documents or in a deed of trust or mortgage. All personal property collateral securing any other present or future obligations of the Borrower to the Bank shall also secure this Loan.

            (b) Borrower shall not sell, convey, or otherwise transfer or dispose of its interest in any Personal Property, or agree to do any of the foregoing, other than in the ordinary course of Borrower's business, without the prior written consent of Bank in each instance.

     10.3 REAL PROPERTY COVENANTS.

            (a) MAINTENANCE AND REPAIR. Borrower shall not (i) demolish, alter, remove or add to any improvements located on any Real Property ("Improvements"), or (ii) erect any new buildings, structures or building additions on the Real Property, without the prior written consent of Bank except as may be expressly permitted by this Agreement. Borrower shall pay when due all claims for labor performed and materials furnished therefor in connection with any Improvements or construction activities. Notwithstanding the foregoing, the Borrower shall have the right to make the following
Improvements: (A) the repair and restoration of Improvements following damage thereto as required by any Deed of Trust, (B) the construction or installation of non-structural alterations or improvements, provided the same are in all respects consistent with the character and utility of the existing Improvements, and (C) the installation or construction of tenant improvements and related demolition in connection with any Leases entered into by the Borrower in accordance with this Agreement.

            (b) PRESERVATION OF RIGHTS. Borrower shall obtain, preserve and maintain in good standing, as applicable, all rights, privileges and franchises necessary or desirable for the conduct of Borrower's business and all permits, licenses and approvals (including any subdivision map, if applicable) which are required to be obtained from Governmental Authorities in order to construct, occupy, operate, market and sell real estate. Upon request, Borrower shall promptly deliver copies of all such permits, licenses and approvals to Bank.

            (c)   TAX RECEIPTS; IMPROVEMENT DISTRICT; CC&RS.

                  (i) Throughout the term of the Loan, at Borrower's sole expense, Bank shall be furnished with a tax services contract issued by a tax reporting agency satisfactory to Bank.

                  (ii) Borrower shall not consent to, vote in favor of, or directly or indirectly advocate or assist in the incorporation of any part of the Real Property into any improvement or community facilities district, special assessment district or other district without Bank's prior written consent in each instance. Borrower shall not, without Bank's prior written consent in each instance, execute, amend or modify any covenants, conditions and restrictions affecting any part of the Real Property.

            (d) SITE VISITS; BOOKS AND RECORDS. In addition to the rights provided Bank and subject to the terms and conditions in the Deed of Trust, Borrower grants Bank, its agents and representatives the right to enter and visit the Real Property at any reasonable time for the purposes of inspecting the Real Property. Borrower shall also allow Bank to examine, copy and audit its books and records. Bank owes no duty of care to protect Borrower or any other party against, or to inform Borrower or any other party of, any adverse condition affecting the Real Property, including any defects in the design or construction of any Improvements on the Real Property or the presence of any Hazardous Materials on the Real Property. Prior to entering the Real
Property, Bank shall give Borrower reasonable notice of its intent to enter. Bank shall exercise reasonable efforts to avoid interfering with Borrower's use of the Real Property in connection with the activities permitted under this section.

            (e) MANAGEMENT AGREEMENTS. Without Bank's prior written consent, Borrower shall not enter into any agreement providing for the management, leasing or operation of any portion of any Real Property with any third party other than Continental Property Management Co., or amend, modify, terminate or surrender any such agreement currently in place.

            (f) CONDITIONAL SALES CONTRACTS; REMOVAL OF FIXTURES AND EQUIPMENT. Without Bank's prior written consent, Borrower shall not (i) purchase any materials, equipment, furnishings or fixtures to be installed on the Real Property under any agreement where the seller reserves a Lien or title thereto or the right of removal or repossession after such items are installed on the Real Property, or (ii) remove or permit to be removed from the Real Property or the Improvements any equipment, machinery or fixtures used in connection with the management, maintenance, operation or enjoyment thereof unless replaced by articles of equal suitability and value owned by Borrower free and clear of any Lien.

            (g)   USE AND LEASING OF THE PROPERTY.

                  (i)   INCOME FROM  PROPERTY.  Borrower shall first apply all
      income derived from the Real Property, including all income from Leases, to pay costs and expenses associated with the ownership, maintenance, operation, leasing and financing of the Real Property, including all amounts then required to be paid under the Loan Documents, before using or applying such income for any other purpose.

                  (ii)  LEASING.

                        (A) Except as otherwise approved by Bank in writing, all Leases shall be entered into with bona fide third party tenants financially capable of performing their obligations under their Leases, and shall reflect arms-length transactions at the then current market rate for comparable space. Borrower shall perform all obligations required to be performed by it as landlord under any Lease. Borrower shall not accept payment of more than one month's rent in advance from any tenant. Except as may be permitted under this paragraph, without the prior written consent of Bank, Borrower shall not enter into, modify, amend, surrender or terminate any Lease. Notwithstanding the foregoing:

                              (1) Borrower may  terminate a Lease  without the
            prior written consent of Bank for non-payment of rent if Borrower would in good faith do so on such default in the ordinary course of its business;

                              (2) The  prior  approval  of Bank  shall  not be
            required to any Lease if (a) the proposed use to be made of the premises subject to the Lease does not involve the use, storage, processing, manufacture, generation, disposal or release of any Hazardous Materials as a principal business operation or as a necessary and principal component of a business operation to be conducted at said premises; (b) the Lease is not a Major Lease; and (c) the Lease does not contain one or more of the following types of lease provisions: (i) granting an option, right of first offer or refusal or other peremptory right to purchase all or any portion of the Property, (ii) granting the tenant any right to receive any portion of any insurance or condemnation proceeds, (iii) allowing for rental offsets, or (iv) providing for environmental or Hazardous Materials indemnification by the landlord.

                              (3) The  prior  approval  of Bank  shall  not be
            required to any amendment or modification of a Lease other than a Required Lease or Major Lease if the amendment or modification contains no provision which, if originally included in the Lease, would not have required the prior approval of Bank.

                        (B)   Borrower  shall  disclose  to  Bank  any and all
      Leases which affect the Property. Borrower shall promptly deliver to Bank such rent rolls, leasing schedules and reports, operating statements or other leasing information as Bank from time to time may request, and shall promptly notify Bank of any material tenant dispute or material adverse change in leasing activity on the Real Property. Borrower shall promptly obtain and deliver to Bank such estoppel certificates and subordination, non-disturbance and attornment agreements or non-disturbance and attornment agreements from tenants as Bank from time to time may require. In no event shall any approval by Bank of a Lease be a representation of any kind with regard to the Lease or its enforceability, or the financial capacity of any tenant or Lease guarantor.

                        (C) If Bank's prior written approval is required for any Lease, Borrower shall pay to Bank as a condition to such consent Bank's costs and expenses (including reasonable outside counsel fees and the allocated cost of in-house counsel) incurred in connection therewith. Such costs and expenses shall be due and payable whether or not such consent is given.

11.   DEFAULT

      If any of the following events occurs (an "Event of Default"), the Bank may declare the Borrower in default, stop making any additional advances to the Borrower under the line of credit, and require the Borrower to repay its entire debt immediately and without prior notice. However, if a bankruptcy petition is filed with respect to the Borrower, the entire debt outstanding under this Agreement shall automatically be due immediately.

     11.1 FAILURE TO PAY.

            The Borrower fails to make a payment due under the Loan Documents within 15 days after the date when due.

     11.2 LIEN PRIORITY.

            The Bank fails to have an enforceable first Lien on any Real Property or Personal Property (except for any prior Liens to which the Bank has consented in writing).

     11.3 FALSE INFORMATION.

            The Borrower has given the Bank false or misleading information or representations.

     11.4 BANKRUPTCY.

            The Borrower files a bankruptcy petition or makes a general assignment for the benefit of creditors, or a bankruptcy petition is filed against the Borrower. The default will be deemed cured if any bankruptcy petition filed against the Borrower is dismissed within a period of 45 days after the filing; provided, however, that the Bank will not be obligated to extend any additional credit to the Borrower during that period.

     11.5 RECEIVERS.

            A receiver or similar official is appointed for the Borrower's business, or the business is terminated.

     11.6 LAWSUITS.

            Any lawsuit or lawsuits are filed against the Borrower in an aggregate amount of Ten Million Dollars ($10,000,000) or more as any one time in excess of any insurance coverage.

     11.7 JUDGMENTS.

            Any judgment or arbitration award is entered against the Borrower, or the Borrower enters into any settlement agreement with respect to any litigation, claim or arbitration, in an aggregate amount of Five Million Dollars ($5,000,000) or more in excess of any insurance coverage.

     11.8 ERISA PLANS.

            The occurrence of any of the following events with respect to the Borrower, provided such event could reasonably be expected, in the judgment of the Bank, to subject the Borrower to any tax, penalty or liability (or any combination of the foregoing) which in the aggregate could have a Material Adverse Effect on the Borrower with respect to a Plan:

            (a) A reportable event occurs with respect to a Plan which in the reasonable judgment of the Bank may result in the termination of such Plan for purposes of ERISA.

            (b) Any Plan termination (or commencement of proceedings to terminate a Plan) or the Borrower's full or partial withdrawal from a Plan.

     11.9 GOVERNMENT ACTION.

            Any Governmental Authority takes action that the Bank believes has a Material Adverse Effect on the Borrower.

     11.10 MATERIAL ADVERSE CHANGE.

            Any event, circumstance or condition shall occur which the Bank believes has a Material Adverse Effect on the Borrower.

     11.11 OTHER DEFAULT.

            The occurrence of any other event, circumstance or condition which, under this Agreement or the other Loan Documents, constitutes an Event of Default. Except if this Agreement provides that no cure period shall apply to any such event, circumstance or condition, and if in the Bank's opinion, such event, circumstance or condition is capable of being remedied, it will not be considered an Event of Default for a period of thirty (30) days after the date on which the Bank gives written notice of such event, circumstance or condition to the Borrower; provided, however, that the Bank will not be obligated to extend any additional credit to the Borrower during that period.

     11.12 OTHER BREACH UNDER THIS AGREEMENT.S AGREEMENT

            The Borrower fails to meet the conditions of or fails to perform any obligation under any term of this Agreement not specifically referred to in this Article, including, without limitation, compliance with any of the financial covenants set forth in Section 9.4 above. If, in the Bank's opinion, the breach is capable of being remedied, the breach will not be considered an Event of Default under this Agreement for a period of thirty
(30) days after the date on which the Bank gives written notice of the breach to the Borrower; provided, however, that the Bank will not be obligated to extend any additional credit to the Borrower during that period.

     11.13 CROSS-DEFAULT.

            Any default occurs under any agreement in connection with any credit the Borrower or any of the Borrower's related entities or Affiliates has obtained from the Bank or any other creditor or which the Borrower or any of the Borrower's related entities or affiliates has guaranteed, and such default shall continue beyond any cure period applicable thereto, if the default consists of a failure to make a payment when due or gives the creditor the right to accelerate the obligation.

12.   ENFORCING THIS AGREEMENT; MISCELLANEOUS

     12.1 REMEDIES.

            If an Event of Default occurs under the Loan Documents:

            (a) Bank may exercise any right or remedy which it has under any of the Loan Documents or which is otherwise available at law or in equity. All of Bank's rights and remedies shall be cumulative. At Bank's option, exercisable in its sole discretion, all of Borrower's obligations under the Loan Documents will become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind.

            (b) Bank shall have the right in its sole discretion to enter the Real Property and take possession of it, whether in person, by agent or by court-appointed receiver, collect rents and otherwise protect the Collateral and its rights under the Loan Documents. If Bank exercises any of the rights or remedies provided in this subparagraph, that exercise shall not make Bank a partner or joint venturer of Borrower. All sums which are expended by Bank in preserving the Collateral shall be considered an additional advance to Borrower under this line of credit.

     12.2 CALIFORNIA LAW.

            This Agreement is governed by California law but without regard to the choice of law rules of California.

     12.3 ARBITRATION AND REFERENCE.

            (a)   MANDATORY   ARBITRATION.   Except  as  provided  below,  any
controversy or claim between or among the parties, including those arising out of or relating to this Agreement or the other Loan Documents and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered into any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

            (b) REAL PROPERTY COLLATERAL. Notwithstanding subparagraph (a) above, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to Bank which is secured in whole or in part by real property in California. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in subparagraph (c) below.

            (c) JUDICIAL REFERENCE. Subject to subparagraph (a) and (b) above, in any judicial action between or among the parties, including but not limited to any action or cause of action arising out of or relating to this Agreement or the other Loan Documents or based on or arising from an alleged tort, all decisions of fact and law shall at the request of any party be referred to a referee in accordance with California Code of Civil Procedure Sections 638 ET SEQ. The parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee(s) shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

            (d) PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. No provision of this Agreement shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

     12.4 PRESENTMENT, DEMANDS AND NOTICE.

            The Bank shall be under no duty or obligation (a) to make or give any presentment, demands for performances, notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligation or indebtedness under the Loan Documents or in connection with any obligations or evidences of indebtedness held by the Bank as Collateral or
(b) to give the Borrower notice of rights or privileges relating to or affecting any Collateral held by the Bank.

     12.5 INDEMNIFICATION.

            Borrower  shall  indemnify,  save,  and hold harmless the Bank and
its   directors,    officers,   agents   and   employees   (collectively   the
"Indemnitees") from and against:

            (a) Any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, charges, expenses or disbursements (including attorneys' fees) of any kind with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents, and the transactions contemplated hereby, and with respect to any investigation, litigation or proceeding related to this Agreement, the other Loan Documents, the Loan or the use of the proceeds thereof, whether or not any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnitee.

            (b) Any and all writs, subpoenas, claims, demands, actions, or causes of action that are served on or asserted against any Indemnitee (if directly or indirectly related to a writ, subpoena, claim, demand, action, or cause of action against Borrower or any affiliate of Borrower); and any and all liabilities, losses, costs, or expenses (including attorneys' fees) that any Indemnitee suffers or incurs as a result of any of said matters.

      The obligations of the Borrower under this section shall survive payment of the Loan and assignment of any rights hereunder.

     12.6 ATTORNEYS' FEES.

            In the event of a lawsuit or arbitration proceeding, including any tort proceeding, between or among the parties hereto, the prevailing party is entitled to recover costs and reasonable attorneys' fees (including any allocated costs of in-house counsel) incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.

     12.7 NOTICES.

            All notices required under this Agreement shall be personally delivered or sent by registered or certified mail, postage prepaid, or facsimile transmission to the addresses on the signature page of this Agreement, or to such other addresses as the Bank and the Borrower may specify from time to time in writing. Notices shall be effective upon receipt or when proper delivery is refused.

     12.8 SUCCESSORS AND ASSIGNS.

            This Agreement is binding on the Borrower's and the Bank's successors and assignees. The Borrower agrees that it may not assign this Agreement or the other Loan Documents without the Bank's prior consent. The Bank may sell participations in or assign this Loan, and may provide financial information about the Borrower to actual or potential participants or assignees, without notice to or consent of Borrower.

     12.9 NO THIRD PARTIES BENEFITED.

            This Agreement is made and entered into for the sole protection and benefit of Bank and Borrower and their successors and assigns. No trust fund is created by this Agreement and no other persons or entities shall have any right of action under this Agreement or any right to the Loan funds.

     12.10 INTEGRATION; RELATION TO ANY LOAN COMMITMENT; HEADINGS.

            The Loan Documents (a) integrate all the terms and conditions in or incidental to this Agreement, (b) supersede all oral negotiations and prior writings with respect to their subject matter, including any loan commitment to Borrower, and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. No representation, understanding, promise or condition shall be enforceable against any party unless it is contained in the Loan Documents. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any other Loan Document, the terms, conditions and provisions of this Agreement shall prevail. Headings and captions are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement. The exhibits to this Agreement are hereby incorporated in this Agreement.

     12.11 INTERPRETATION.

            (a) Time is of the essence in the performance of this Agreement by Borrower; and (b) the word "include(s)" means "include(s), without limitation," and the word "including" means "including but not limited to." No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Agreement.

     12.12 SEVERABILITY; WAIVERS; AMENDMENTS.

            This Agreement may not be modified or amended except by a written agreement signed by the parties. Any consent or waiver under this Agreement must be in writing. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. If the Bank waives a default, it may enforce a later default. No waiver shall be construed as a continuing waiver. No waiver shall be implied from Bank's delay in exercising or failure to exercise any right or remedy against Borrower or any security. Consent by Bank to any act or omission by Borrower shall not be construed as a consent to any other or subsequent act or omission or as a waiver of the requirement for Bank's consent to be obtained in any future or other instance. The Bank retains all of its rights and remedies, even if it makes an advance after a default.

     12.13 COUNTERPARTS.

            This Agreement may be executed in counterparts each of which, when executed, shall be deemed an original, and all such counterparts shall constitute one and the same agreement.

This Agreement is executed as of the date stated at the top of the first page.


BANK:                                    BORROWER:

BANK OF AMERICA NATIONAL                 FRANKLIN SELECT REALTY TRUST,
TRUST AND SAVINGS ASSOCIATION            a California corporation

By      ______________                   By     _________________________

Title   ______________                   Title  _________________________

By      ______________                   By     _________________________

Title   ______________                   Title  _________________________


Address where notices to                 Address where notices to
the Bank are to be sent:                 the Borrower are to be sent:

Bank of America NT&SA                    Franklin Select Realty Trust
Commercial Real Estate Services/         1800 Gateway Drive, 3rd Floor
   National Accounts 9105                San Mateo, CA 94403
50 California Street, 11th Floor         Attn:  Mark TenBoer
San Francisco, CA  94111                 Tel: (415) 312-5862
Attn:  Laurence C. Hughes                Fax: (415) 312-5830
Tel:  (415) 445-4404
Fax:  (415) 445-4154







                                   EXHIBIT A
                           REAL PROPERTY COLLATERAL













                                   EXHIBIT B
                               BORROWING NOTICE

                          ___________________, 199__


Bank of America National Trust
  and Savings Association
Commercial Real Estate Services
  Division 9105
50 California Street, 11th Floor
San Francisco, CA  94111
Attention:  Jane Duelks


Re: Secured Line of Credit Loan Agreement dated as of December 10, 1996 (the "Agreement") between BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("Bank") and FRANKLIN SELECT REALTY TRUST ("Borrower")


Dear ________________:


          Reference is made to the Agreement. Capitalized terms used in this Borrowing Notice without definition have the meanings specified in the Agreement.

          Pursuant to the Agreement, notice is hereby given that the Borrower desires that the Bank make the advance described in attached SCHEDULE 1 (the "Advance"). The Borrower and the undersigned Responsible Officer or other authorized representative of the Borrower hereby certify that:

          (1) LOAN AVAILABILITY. The outstanding amount of the Line of Credit shall not, after giving effect to the making of the Advance, exceed the Loan Availability;

          (2) REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Borrower contained in the Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof and shall be true and correct in all material respects on the date of the Advance, both before and after giving effect to the Advance; provided, however, that the representations and warranties of the Borrower set forth in the Agreement regarding financial statements shall be deemed to be made with respect to the financial statements most recently delivered to the Bank pursuant to the Agreement;

          (3) NO EVENT OF DEFAULT. No Event of Default or Potential Default exists as of the date hereof or will result from the making of the Advance;

          (4) USE OF PROCEEDS. The proceeds of the Advance will be used only as permitted by the Agreement;

          (5) NO MATERIAL ADVERSE EFFECT. No act, omission, change or event which would have a Material Adverse Effect on the Borrower or the Collateral has occurred since the date of the Agreement; and

          (6) OTHER CONDITIONS. Enclosed are the documents and information requested by Bank as a condition to this Advance.


                                             FRANKLIN SELECT REALTY TRUST,
                                             a California corporation

                                             By: __________________________
                                             Its: _________________________








                                                                    SCHEDULE 1
                                                           to Borrowing Notice


                                REQUESTED LOAN



1.   AMOUNT OF REQUESTED ADVANCE:                             $_______________
     (Must be a minimum of $1,000,000)

2.   PURPOSE OF ADVANCE:








                                   EXHIBIT C
                            COMPLIANCE CERTIFICATE


          This Compliance Certificate is delivered pursuant to the Secured Line of Credit Loan Agreement dated as of December 10, 1996, between Franklin Select Realty Trust ("Borrower") and Bank of America National Trust and Savings Association ("Bank") (as from time to time amended, supplemented or restated, the "Loan Agreement"). Capitalized terms used in this Certificate without definition have the same meanings as in the Loan Agreement.

     1. The undersigned hereby certifies that the undersigned is a Responsible Officer and has reviewed the terms of the Loan Agreement and has made a review of the transactions and financial condition of Borrower during _________, the accounting period covered by the financial statements and operating statements being delivered to Bank along with this Compliance Certificate and:

          (a) Borrower was in compliance with all of Borrower's financial covenants contained in the Loan Agreement, including Section 9.4 of the Loan Agreement, throughout such accounting period;

          (b) No Event of Default or Potential Default occurred during such accounting period, except as set forth in subparagraph (d) below;

          (c)  Borrower   was  not  in  default  with  respect  to  any  other
Indebtedness of Borrower during such accounting period, except as set forth in subparagraph (d) below;

          (d)  The  nature  and  extent  of  the  event  or   condition   that
constituted [an Event of Default/Potential Default/a default with respect to other Indebtedness of Borrower] is as follows:

          (e)  Borrower  [has  taken/is   taking/is   planning  to  take]  the
following action with respect to the event or condition described in subparagraph [(c)/(d)] above;

          (f)  During such accounting period,  Borrower did not become subject
to  any  contingent   liabilities  not  disclosed  in  a  previous  Compliance
Certificate, except as set forth as Schedule 1 hereto.

     2. The outstanding principal amount of the Loan as of the date hereof does not exceed Loan Availability.

     3. The calculations required to establish compliance with Borrower's financial covenants contained in the Loan Agreement, including Section 9.4 of the Loan Agreement, and to establish that the outstanding principal amount of the Loan does not exceed Loan Availability, are attached hereto as Schedule 1.



Date: ______________               __________________________________
                                   [Responsible Officer]









                                                                    SCHEDULE 1
                                                     to Compliance Certificate



1.   [Calculations establishing compliance with Financial Covenants]

2.   [Calculations   establishing  that  Loan  amount  does  not  exceed  Loan
     Availability]

3.   [Contingent liabilities]









                                   EXHIBIT D

                          SCHEDULE OF REQUIRED LEASES

SHORES PROPERTY

American Management System (Suite 100)
American Management System (Suite 150)
American Management System (Suite 170)
American Management System (Suite 190)
American Management System (XL/Data) (Suite 225)
American Management System (Suite 200, 300)
Am. Telecorp (Suite 100)
Oracle Corp
Am. Telecorp (Suite 400, 465, 475)
Am Teleco (Media)
RSA Data Sec
RSA (Must)
RSA Data Sec

NORTHPORT PROPERTY

Hereaus Amersil
Advanced EPI
Lam Research
Lam Research

FAIRWAY CENTER PROPERTY

20th Cen Indust
CA Fed. Bank
CNA








                               TABLE OF CONTENTS

                                                                          PAGE










1.   DEFINITIONS...........................................................  1

     1.1    Certain Defined Terms..........................................  1
     1.2    Computation of Time Periods....................................  6
     1.3    Accounting Terms...............................................  7

2.   LINE OF CREDIT AMOUNT AND TERMS.......................................  7

     2.1    Line of Credit Amount..........................................  7
     2.2    Availability Period............................................  7
     2.3    Interest Rate..................................................  7
     2.4    Loan Documents.................................................  7
     2.5    Excess Borrowing Condition.....................................  8

3.   FEES, EXPENSES........................................................  8

     3.1    Fees...........................................................  8
     3.2    Expenses and Costs.............................................  8

4.   REAL PROPERTY VALUE...................................................  8

     4.1    Acceptance, Determinations.....................................  8
     4.2    Additional Value Determinations................................  9

5.   DISBURSEMENTS, PAYMENTS, COSTS........................................ 10

     5.1    Requests for Credit............................................ 10
     5.2    Disbursement and Payment Records............................... 11
     5.3    Authorization.................................................. 11
     5.4    Direct Debit To Line of Credit................................. 11
     5.5    Payments....................................................... 11
     5.6    Banking Days................................................... 11

6.   CONDITIONS............................................................ 11

     6.1    Authorizations................................................. 12
     6.2    Governing Documents; Good Standing Certificates................ 12
     6.3    Loan Documents................................................. 12
     6.4    Evidence of Priority; Title Insurance.......................... 12
     6.5    Insurance...................................................... 12
     6.6    Environmental Questionnaire.................................... 12
     6.7    Appraisal...................................................... 12
     6.8    Payment of Fees................................................ 12
     6.9    Engineering.................................................... 12
     6.10   Credit......................................................... 12
     6.11   Other Items.................................................... 13
     6.12   No Default..................................................... 13
     6.13   Material Adverse Changes....................................... 13
     6.14   Representations and Warranties................................. 13
     6.15   Leases......................................................... 13

7.   REPRESENTATIONS AND WARRANTIES........................................ 13

     7.1    Organization of Borrower; Good Standing........................ 13
     7.2    Authorization; Enforceable Agreement........................... 13
     7.3    Financial Information.......................................... 13
     7.4    Lawsuits....................................................... 14
     7.5    Title to Assets................................................ 14
     7.6    Collateral..................................................... 14
     7.7    Permits, Franchises............................................ 14
     7.8    Income Tax Returns............................................. 14
     7.9    ERISA Plans.................................................... 15
     7.10   Other Obligations.............................................. 15
     7.11   No Event of Default............................................ 15
     7.12   Location of Borrower........................................... 15
     7.13   Status as a REIT............................................... 15

8.   BORROWER OPTIONS...................................................... 15

     8.1    Extension Option............................................... 15
     8.2    Term Out Option................................................ 16
     8.3    UPREIT Transfer................................................ 17

9.   COVENANTS............................................................. 17

     9.1    Use of Proceeds................................................ 17
     9.2    Financial Information.......................................... 18
     9.3    Other Information.............................................. 18
     9.4    Financial Covenants............................................ 19
     9.5    Taxes and Other Liabilities.................................... 20
     9.6    Other Liens.................................................... 20
     9.7    Notices to Bank................................................ 21
     9.8    Audits; Books and Records...................................... 21
     9.9    Compliance with Laws........................................... 21
     9.10   Preservation of Rights......................................... 21
     9.11   Maintenance of Properties...................................... 21
     9.12   Insurance...................................................... 21
     9.13   ERISA Plans.................................................... 22
     9.14   Additional Negative Covenants.................................. 22
     9.15   Perfection of Liens; Cooperation............................... 23
     9.16   Continued Status as a REIT; Prohibited Transactions............ 23
     9.17   Conduct of Business............................................ 23
     9.18   Management of Borrower......................................... 23

10.  COLLATERAL............................................................ 23

     10.1   Real Property.................................................. 23
     10.2   Personal Property.............................................. 24
     10.3   Real Property Covenants........................................ 24

11.  DEFAULT............................................................... 26

     11.1   Failure to Pay................................................. 26
     11.2   Lien Priority.................................................. 26
     11.3   False Information.............................................. 26
     11.4   Bankruptcy..................................................... 27
     11.5   Receivers...................................................... 27
     11.6   Lawsuits....................................................... 27
     11.7   Judgments...................................................... 27
     11.8   ERISA Plans.................................................... 27
     11.9   Government Action.............................................. 27
     11.10  Material Adverse Change........................................ 27
     11.11  Other Default.................................................. 27
     11.12  Other Breach Under This Agreement.............................. 28
     11.13  Cross-default.................................................. 28

12.  ENFORCING THIS AGREEMENT; MISCELLANEOUS............................... 28

     12.1   Remedies....................................................... 28
     12.2   California Law................................................. 28
     12.3   Arbitration and Reference...................................... 28
     12.4   Presentment, Demands and Notice................................ 29
     12.5   Indemnification................................................ 29
     12.6   Attorneys' Fees................................................ 30
     12.7   Notices........................................................ 30
     12.8   Successors and Assigns......................................... 30
     12.9   No Third Parties Benefited..................................... 30
     12.10  Integration; Relation to Any Loan Commitment; Headings......... 30
     12.11  Interpretation................................................. 30
     12.12  Severability; Waivers; Amendments.............................. 31
     12.13  Counterparts................................................... 31